Exhibit 99.1

Contacts:
Investors
Brad Berning
ir@zillowgroup.com

Media
Chrissy Roebuck
press@zillow.com

Zillow Group Reports Fourth-Quarter and Full-Year 2021 Financial Results

SEATTLE — Feb. 10, 2022 — Zillow Group, Inc. (NASDAQ: Z and ZG), which is transforming the way people buy, sell, rent and finance homes, today announced its consolidated financial results for the three months ended and year ended Dec. 31, 2021.

Complete financial results and outlook for the first quarter of 2022 can be found in the company’s shareholder letter on the Investor Relations section of Zillow Group’s website at https://investors.zillowgroup.com/investors/financials/quarterly-results/default.aspx.

“Zillow has a rock-solid financial foundation and a core IMT business in which we are reporting record profits today. More interestingly, we have major untapped business potential due to our leading audience, brand, partner network, and R&D leadership,” said Zillow co-founder and CEO Rich Barton. “In 2021, we estimate that nearly one-quarter of all buyers in the U.S. reached out to connect with Zillow during their shopping process, yet we only generated revenue on an estimated 3% of total customer transactions. We’re investing aggressively in innovations that help both buyers and sellers by delivering an integrated set of tech-enabled solutions on our ‘housing super app’ along with our excellent partners. We know millions of movers today start with Zillow, and in the future, we plan to be with them every step of their journey.”

Recent highlights include:
•Zillow Group’s Q4 results met or exceeded the company’s outlook at a consolidated level and for all three reportable segments.
•Consolidated Q4 revenue was $3.9 billion, and full-year 2021 revenue was $8.1 billion.
◦IMT segment revenue grew 14% year over year to $483 million for Q4, above the $481 million midpoint of the company’s outlook range. Premier Agent revenue grew 13% year over year to $354 million for Q4, as the company continued to execute on making connections between high-intent customers and high-performing agents.
◦Homes segment revenue of $3.3 billion for Q4 well exceeded the company’s outlook as the wind-down of iBuying operations progressed faster than anticipated.
◦Mortgages segment revenue was $51 million for Q4, at the high-end of the company’s outlook range.
•Consolidated GAAP net loss was $261 million for Q4 and net loss was $528 million for full year 2021. Segment income (loss) before income taxes was $137 million, $(342) million and $(27) million for the IMT, Homes and Mortgages segments, for Q4, and $545 million, $(881) million and $(52) million, for full year 2021, respectively.
•Consolidated Adjusted EBITDA was a loss of $0.4 million for Q4 and a gain of $195 million for full year 2021. Adjusted EBITDA (loss) by segment was: $220 million, $(206) million, and $(14) million for the IMT, Homes, and Mortgages segments in Q4, and $853 million, $(650) million, and $(9) million for the full year 2021, respectively. Q4 consolidated results were driven by higher-than-anticipated margins in our IMT segment and lower-than-expected inventory losses in our Homes segment. Full-year results were driven primarily by IMT segment Adjusted EBITDA margin expanding to 45% from 38% in 2020.

•Traffic to Zillow Group’s mobile apps and websites in Q4 was 198 million average monthly unique users, roughly flat year over year, which drove 2.3 billion visits during the same period, up 2% year over year. Full year 2021 visits were 10.2 billion, up 6% from the previous year.
•The company exited 2021 with cash and investments of $3.1 billion, down slightly from $3.2 billion at the end of Q3, reflecting the impact of $302 million in share repurchases in December under the current $750 million share repurchase authorization, largely offset by positive cash flow from the IMT segment.

Fourth-Quarter and Full-Year 2021 Financial Highlights
The following table sets forth Zillow Group’s financial highlights for the periods presented (in thousands, unaudited):

	Three Months Ended December 31,		2020 to 2021 % Change	Year Ended December 31,		2020 to 2021 % Change
	2021	2020		2021	2020
Revenue:
Homes segment:
Zillow Offers	$3,336,660	$301,703	1,006%	$5,982,357	$1,710,535	250%
Other (1)	11,663	2,442	378%	33,421	4,840	591%
Total Homes segment revenue	3,348,323	304,145	1,001%	6,015,778	1,715,375	251%
IMT segment:
Premier Agent	353,799	314,213	13%	1,395,723	1,046,954	33%
Other (2)	129,370	109,625	18%	490,059	403,278	22%
Total IMT segment revenue	483,169	423,838	14%	1,885,782	1,450,232	30%
Mortgages segment	50,821	60,969	(17)%	245,816	174,210	41%
Total revenue	$3,882,313	$788,952	392%	$8,147,376	$3,339,817	144%
Other Financial Data:
Gross profit	$467,101	$446,214		$1,753,199	$1,473,425
Income (loss) before income taxes:
Homes segment	$(342,040)	$(66,621)		$(881,464)	$(320,254)
IMT segment	137,291	145,369		544,590	262,984
Mortgages segment	(26,675)	7,305		(51,823)	4,514
Corporate items (3)	(27,930)	(39,416)		(137,817)	(116,882)
Total income (loss) before income taxes	$(259,354)	$46,637		$(526,514)	$(169,638)
Net income (loss)	$(261,208)	$46,036		$(527,777)	$(162,115)
Adjusted EBITDA (4):
Homes segment	$(206,171)	$(46,890)		$(649,994)	$(241,969)
IMT segment	220,010	203,093		853,226	556,137
Mortgages segment	(14,273)	13,648		(8,651)	28,825
Total Adjusted EBITDA	$(434)	$169,851		$194,581	$342,993
Percentage of Revenue:
Gross profit	12%	57%		22%	44%
Income (loss) before income taxes:
Homes segment	(10)%	(22)%		(15)%	(19)%
IMT segment	28%	34%		29%	18%
Mortgages segment	(52)%	12%		(21)%	3%
Corporate items (3)	N/A	N/A		N/A	N/A
Total income (loss) before income taxes	(7)%	6%		(6)%	(5)%
Net income (loss)	(7)%	6%		(6)%	(5)%
Adjusted EBITDA:
Homes segment	(6)%	(15)%		(11)%	(14)%
IMT segment	46%	48%		45%	38%
Mortgages segment	(28)%	22%		(4)%	17%
Total Adjusted EBITDA	—%	22%		2%	10%
(1) Other Homes segment revenue relates to revenue associated with the title and escrow services provided through Zillow Closing Services.
(2) Other IMT segment revenue includes revenue generated by rentals, new construction and display advertising, as well as revenue from the sale of various other advertising and business technology solutions for real estate professionals, including dotloop. Beginning in the fourth quarter of 2021, the IMT segment also includes the financial results of ShowingTime, Inc.
(3) Certain corporate items are not directly attributable to any of our segments, including the gain (loss) on extinguishment of debt, interest income earned on our short-term investments included in other income and interest costs on our convertible senior notes included in interest expense.
(4) Adjusted EBITDA is a non-GAAP financial measure; it is not calculated or presented in accordance with U.S. generally accepted accounting principles, or GAAP. See below for more information regarding our presentation of Adjusted EBITDA, including a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net income (loss) on a consolidated basis and income (loss) before income taxes for each segment, for each of the periods presented.

Conference Call and Webcast Information
Zillow Group co-founder and CEO Rich Barton and CFO Allen Parker will host a live conference call to discuss the results today at 2 p.m. Pacific Time (5 p.m. Eastern Time). A shareholder letter, investor presentation, and link to both the live webcast and recorded replay of the call may be accessed in the Quarterly Results section of Zillow Group’s investor relations website. Participants must register for the live call in advance at: https://www.incommglobalevents.com/registration/q4inc/9561/zillow-group-fourth-quarter-2021-earnings-call/ to receive emailed instructions. This preregistration process is designed to reduce delays due to operator congestion when accessing the live call.
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding the future performance and operation of our business, the expected amount and timing of charges, write-downs and cash expenditures and expected wind-down plans of the Zillow Offers operations, the current and future health and stability of the residential housing market and economy and our expectations regarding future shifts in behavior by consumers and employees. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “predict,” “will,” “projections,” “continue,” “estimate,” “outlook,” “guidance,” “would,” “could,” or similar expressions constitute forward-looking statements. Forward-looking statements are made based on assumptions as of Feb. 10, 2022, and although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee these results. Differences in Zillow Group’s actual results from those described in these forward-looking statements may result from actions taken by Zillow Group as well as from risks and uncertainties beyond Zillow Group’s control.

Factors that may contribute to such differences include, but are not limited to, disruptions in operations (including in our ability to complete the disposition of homes in inventory), and relationships with customers, suppliers, vendors, broker partners, contractors, employees, lenders and customers given our decision to wind down Zillow Offers operations; unanticipated developments that may prevent, delay or increase the costs associated with our wind down activities; our access to and the availability of financing on terms acceptable to us to finance the purchase of homes through Zillow Offers during the wind down of Zillow Offers operations; the impact of the COVID-19 pandemic (including variants) or other public health crises and any associated economic downturn on our future financial position, operations and financial performance; the magnitude, duration and severity of the COVID-19 pandemic (including variants) and the availability, widespread distribution, use and efficacy of vaccines; the impact of actions taken by governments, businesses and individuals in response to the COVID-19 pandemic (including variants), including changes in laws or regulations that limit our ability to operate; the current and future health and stability of the economy, financial conditions and residential housing market, including any extended slowdown in the real estate markets as a result of the COVID-19 pandemic (including variants); changes in laws or regulations applicable to our business, employees, products or services, including current and future laws, regulations and orders that limit our ability to operate in light of the COVID-19 pandemic (including variants); changes in general economic and financial conditions that reduce demand for our products and services, lower our profitability or reduce our access to credit; actual or anticipated fluctuations in our financial condition and results of operations; changes in projected operational and financial results; addition or loss of significant customers; actual or anticipated changes in our rates of growth and innovation relative to that of our competitors; acquisitions, strategic partnerships, joint ventures, capital-raising activities or other corporate transactions or commitments by us or our competitors; actual or anticipated changes in technology, products, markets or services by us or our competitors; ability to protect the information and privacy of our customers and other third parties; ability to protect our brand and intellectual property; ability to obtain or maintain licenses and permits to support our current and future businesses; ability to comply with MLS rules and requirements to access and use listing data, and to maintain or establish relationships with listings and data providers; ability to operate our mortgage origination business, including the ability to obtain sufficient financing; fluctuations in the valuation of companies perceived by investors to be comparable to Zillow Group; the impact of natural disasters and other catastrophic events; the impact of pending or future litigation or regulatory actions; and the issuance of new or updated research or reports by securities analysts.

The foregoing list of risks and uncertainties is illustrative but not exhaustive. For more information about potential factors that could affect Zillow Group’s business and financial results, please review the “Risk Factors” described in Zillow Group’s Annual Report on Form 10-K for the year ended Dec. 31, 2021 filed with the SEC and in Zillow Group’s other filings with the SEC. Except as may be required by law, Zillow Group does not intend and undertakes no duty to update this information to reflect future events or circumstances.

Use of Non-GAAP Financial Measures
To provide investors with additional information regarding our financial results, this press release includes references to Adjusted EBITDA in total and for each segment, each a non-GAAP financial measure. We have provided a reconciliation below of Adjusted EBITDA in total to net income (loss) and Adjusted EBITDA by segment to income (loss) before income taxes for each segment, the most directly comparable GAAP financial measures.
Adjusted EBITDA is a key metric used by our management and board of directors to measure operating performance and trends and to prepare and approve our annual budget. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis.
Our use of Adjusted EBITDA in total and for each segment has limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA does not consider the potentially dilutive impact of share-based compensation;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA does not reflect impairment and restructuring costs;
•Adjusted EBITDA does not reflect acquisition-related costs;
•Adjusted EBITDA does not reflect the gain (loss) on extinguishment of debt;
•Adjusted EBITDA does not reflect interest expense or other income;
•Adjusted EBITDA does not reflect income taxes; and
•Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, you should consider Adjusted EBITDA in total and for each segment alongside other financial performance measures, including various cash flow metrics, net income (loss), income (loss) before income taxes for each segment and our other GAAP results.
About Zillow Group, Inc.
Zillow Group, Inc. (NASDAQ: Z and ZG) is reimagining real estate to make it easier to unlock life’s next chapter. As the most visited real estate website in the United States, Zillow® and its affiliates help high-intent movers find and win their home through digital solutions, first class partners and easier buying, selling, financing and renting experiences. We help customers find and win their home with referrals to trusted Zillow Premier Agent and Premier Broker partners and our portfolio of Zillow-branded and affiliated transaction-oriented services. Zillow Offers has purchased and sold homes directly in markets across the country. Beginning in the fourth quarter of 2021, Zillow Offers operations are being wound down with expected completion in the second half of 2022. Zillow Home Loans, our affiliate lender, provides our customers with an easy option to get pre-approved and secure financing for their next home purchase.
Zillow Group’s brands, affiliates and subsidiaries include Zillow®, Zillow Offers®, Zillow Premier Agent®, Zillow Home Loans™, Zillow Closing Services™, Zillow Homes, Inc., Trulia®, Out East®, ShowingTime®, Bridge Interactive®, dotloop®, StreetEasy® and HotPads®. Zillow Home Loans, LLC is an Equal Housing Lender, NMLS #10287 (www.nmlsconsumeraccess.org).
Please visit https://investors.zillowgroup.com, www.zillowgroup.com/news, and www.twitter.com/zillowgroup, where Zillow Group discloses information about the company, its financial information, and its business that may be deemed material.
The Zillow Group logo is available at https://zillowgroup.mediaroom.com/logos-photos.
(ZFIN)

Adjusted EBITDA
The following tables present a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net income (loss) on a consolidated basis and income (loss) before income taxes for each segment, for each of the periods presented (in thousands, unaudited):

	Three Months Ended December 31, 2021
	Homes	IMT	Mortgages	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Loss and Income (Loss) Before Income Taxes:
Net loss (1)	N/A	N/A	N/A	N/A	$(261,208)
Income taxes	N/A	N/A	N/A	N/A	1,854
Income (loss) before income taxes	$(342,040)	$137,291	$(26,675)	$(27,930)	$(259,354)
Other income	(2,604)	—	(1,185)	(409)	(4,198)
Depreciation and amortization	8,010	31,323	2,319	—	41,652
Share-based compensation	20,454	50,472	9,287	—	80,213
Acquisition-related costs	—	892	—	—	892
Impairment and restructuring costs	71,247	—	926	—	72,173
Interest expense	38,762	32	1,055	28,339	68,188
Adjusted EBITDA	$(206,171)	$220,010	$(14,273)	$—	$(434)

	Three Months Ended December 31, 2020
	Homes	IMT	Mortgages	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Income and Income (Loss) Before Income Taxes:
Net income (1)	N/A	N/A	N/A	N/A	$46,036
Income taxes	N/A	N/A	N/A	N/A	601
Income (loss) before income taxes	$(66,621)	$145,369	$7,305	$(39,416)	$46,637
Other income	—	—	(1,146)	(1,657)	(2,803)
Depreciation and amortization	4,114	21,973	1,967	—	28,054
Share-based compensation	12,319	35,751	4,375	—	52,445
Loss on extinguishment of debt	—	—	—	4,943	4,943
Interest expense	3,298	—	1,147	36,130	40,575
Adjusted EBITDA	$(46,890)	$203,093	$13,648	$—	$169,851

	Year Ended December 31, 2021
	Homes	IMT	Mortgages	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Loss and Income (Loss) Before Income Taxes:
Net loss (1)	N/A	N/A	N/A	N/A	$(527,777)
Income taxes	N/A	N/A	N/A	N/A	1,263
Income (loss) before income taxes	$(881,464)	$544,590	$(51,823)	$(137,817)	$(526,514)
Other income	(2,878)	—	(5,019)	(2,291)	(10,188)
Depreciation and amortization	22,393	99,026	8,361	—	129,780
Share-based compensation	76,879	200,963	33,844	—	311,686
Acquisition-related costs	—	8,615	—	—	8,615
Loss on extinguishment of debt	—	—	—	17,119	17,119
Impairment and restructuring costs	71,247	—	926	—	72,173
Interest expense	63,829	32	5,060	122,989	191,910
Adjusted EBITDA	$(649,994)	$853,226	$(8,651)	$—	$194,581

	Year Ended December 31, 2020
	Homes	IMT	Mortgages	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Loss and Income (Loss) Before Income Taxes:
Net loss (1)	N/A	N/A	N/A	N/A	$(162,115)
Income taxes	N/A	N/A	N/A	N/A	(7,523)
Income (loss) before income taxes	$(320,254)	$262,984	$4,514	$(116,882)	$(169,638)
Other income	—	(5,300)	(2,369)	(17,860)	(25,529)
Depreciation and amortization	13,315	89,862	6,854	—	110,031
Share-based compensation	48,166	134,691	14,693	—	197,550
Gain on extinguishment of debt	—	—	—	(1,448)	(1,448)
Impairment and restructuring costs	—	73,900	2,900	—	76,800
Interest expense	16,804	—	2,233	136,190	155,227
Adjusted EBITDA	$(241,969)	$556,137	$28,825	$—	$342,993

(1) We use income (loss) before income taxes as our profitability measure in making operating decisions and assessing the performance of our segments, therefore, net income (loss) and income tax benefit (expense) are calculated and presented only on a consolidated basis within our financial statements.

(2) Certain corporate items are not directly attributable to any of our segments, including the gain (loss) on extinguishment of debt, interest income earned on our short-term investments included in other income and interest costs on our convertible senior notes included in interest expense.